UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2021

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2021, Citrix Systems, Inc. (the “Company”) entered into an amendment to each of (1) that certain Employment Agreement, dated July 10, 2017, with David J. Henshall, President and Chief Executive Officer of the Company (the “Employment Agreement”), and (2) that certain Executive Agreement, dated January 19, 2017, with Antonio G. Gomes, Executive Vice President and Chief Legal Officer of the Company (the “Executive Agreement”), each effective as of March 1, 2021. The amendments were approved by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) in connection with the Compensation Committee’s annual review of the executive officers’ compensation to reflect changes in the target variable cash compensation for such executive officers since the dates of such agreements. Under the terms of the existing Employment Agreement, Mr. Henshall was entitled to a cash severance payment in certain circumstances calculated in part based on a variable cash compensation target equal to 125% of his annual base salary, which represented his target variable cash compensation at the time that the Employment Agreement was executed. Similarly, under the terms of the existing Executive Agreement, Mr. Gomes was entitled to a cash severance payment in certain circumstances calculated in part based on a variable cash compensation target equal to 75% of his annual base salary, which represented his target variable cash compensation at the time that the Executive Agreement was executed. Because Mr. Henshall’s and Mr. Gomes’ variable cash compensation targets are currently 150% and 90% of their annual base salaries, respectively, and the Compensation Committee may determine to change such targets in the future, the amendments to the Employment Agreement and the Executive Agreement provide for each executive officer’s target variable cash compensation for purposes of such agreements to equal the executive’s variable cash compensation target for the then current fiscal year.

The foregoing summary of the amendments to the Employment Agreement and the Executive Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendments to the Employment Agreement and the Executive Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated March 3, 2021, by and between Citrix Systems, Inc. and David J. Henshall

10.2	First Amendment to Executive Agreement, dated March 3, 2021, by and between Citrix Systems, Inc. and Antonio G. Gomes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: March 5, 2021	By:	/s/ Antonio G. Gomes
		Name:	Antonio G. Gomes
		Title:	Executive Vice President and Chief Legal Officer